Ex. 10.2

FIRST AMENDMENT TO LOAN
AND SECURITY AGREEMENT-RECEIVABLES

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT-RECEIVABLES (this "First Amendment"), dated as of October 6, 2006, is by and between Silverleaf Resorts, Inc., a Texas corporation, having an address of 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 (referred to herein as “Borrower”), Wells Fargo Foothill, Inc., a corporation established under the laws of the State of California, having an office and place of business at 13727 Noel Road, Suite 1020, Dallas, Texas 75240 and Wells Fargo Foothill, Inc., as facility agent and collateral agent (Wells Fargo Foothill in both of its capacities is herein referred to as “Lender”).

RECITALS

A. WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan and Security Agreement-Receivables, dated as of December 16, 2005 by and between Lender and Borrower (such Loan and Security Agreement-Receivables being hereinafter referred to as the "Loan Agreement"), Lender has agreed to make available to Borrower revolving credit facilities in a maximum principal amount of up to $50,000,000.00; and

B. WHEREAS, Borrower and Lender have discussed certain revisions, modifications, additions and deletions to the Loan Agreement in an effort to more accurately reflect the relationship of Borrower and Lender under the Loan Agreement and the administrative and operating procedures under the Loan Agreement; and

C. WHEREAS, in furtherance of the discussions and agreements between Borrower and Lender, the parties hereto desire to amend the Loan Agreement and to enter into such other agreements as are hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound, agree as follows:

Article 1
Definitions

1.01   Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

Article 2
Amendments to Loan Agreement

The Loan Agreement is hereby amended as follows, such amendments to be deemed effective as of the First Amendment Effective Date (defined below):

    2.01   Amendments to Section 1 Definition of Terms. As of the First Amendment Effective Date, the following Definitions are hereby amended:

(A) The reference in the second sentence to the figure $50,000,000 in the Definitional Term “Commitment” shall be deleted in its entirety and replaced with $35,000,000.

(B) The existing definition of EBITDA shall be deleted and the following new definition of EDITDA shall be substituted therefor:

EBITDA. The term EBITDA means, with respect to any Person for any period: (a) the sum of (i) net income (exclusive of extraordinary gains or losses including gains or losses from the sale or disposition of assets other than in the ordinary course of business, it being agreed however that gains from the sale of Notes Receivable in connection with syndication or conduit transactions shall be included in net income as same are in the ordinary course of Borrower’s business, but losses resulting from such sales shall not be considered extraordinary losses and not deducted from net income), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus (b) non-cash items properly added in determining net income, in each case for the corresponding period.

(C) The existing qualification of Eligible Notes Receivable Subsection (h) shall be deleted and the following new Subsection (h) qualification of Note Receivable Promissory Note shall be substituted therefor:

(i) a cash down payment has been received from Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of a one week Interval and Purchaser shall have received no cash or other rebates of any kind, or (ii) in connection with an acquisition of an Interval from another Purchaser, the combined equity of such acquired Interval with the existing equity of an owned Interval is equivalent to an amount equal to at least ten percent (10%) of the actual purchase price of the acquired or assumed Interval and Purchaser shall have received no cash or other rebates of any kind, or (iii) in connection with an upgrade of an existing owned Interval, the cash amount, if any, together with the existing equity of the owned Interval which is traded in is equivalent to an amount equal to at least ten percent (10%) of the purchase price of the upgraded Interval and Purchaser shall have received no cash or other rebates of any kind;

(D) The existing qualification of Eligible Notes Receivable Subsection (n) shall be deleted and the following new Subsection (n) qualification of Note Receivable Promissory Note shall be substituted therefor:

the maximum remaining principal balance of any such Note Receivable shall not exceed $50,000 and the total maximum remaining principal balance of the Notes Receivable executed by any one Purchaser or other maker shall not exceed $75,000 in the aggregate (or such greater amount as may be approved in writing in advance by Agent), provided however that the aggregate amount of Notes Receivable in excess of $50,000 shall not exceed ten (10%) percent of all Eligible Note Receivables from time to time;

(E) The addition of a new definition:

UBS Finance Facility. The term “UBS Finance Facility” shall mean that certain credit facility provided by UBS Financial Services to Borrower pursuant to the documents listed on Schedule 1.1(h) hereto (the “UBS Documents).

(F) The addition of a new definition:

"First Amendment Effective Date" shall mean the date that each of the conditions set forth in Section 3 of the First Amendment to Loan Agreement by and between Borrower and Lender have been satisfied (that is, October 6, 2006)."

2.02   Amendments to Section 2-The Loan. As of the First Amendment Effective Date, the first sentence of Section 2.1(d) shall be deleted in its entirety and replaced with:
Borrower’s obligations to pay the principal of and interest on the Loan or Loans made by each Lender shall be evidenced by the Note to the Agent, as Agent for each Lender, which Note shall be dated as of the date hereof and be in the principal amount of $35,000,000.00.

2.03   Amendments to Section 3-The Collateral. As of the First Amendment Effective Date, the following provisions of Section 3 of the Loan Agreement are hereby amended and restated as follows:

(A) The last sentence of Section 3.6 shall be deleted in its entirety and replaced with:

Solely for purposes of calculating the foregoing fifteen percent (15%) limit, an Eligible Note Receivable shall not be considered “to have been modified” if the Purchaser in respect of such note: (y) has made at least a ten percent (10%) cash down payment on the Interval or in connection with an upgrade of an Interval has utilized equity accrued on an existing Interval equivalent to at least a ten percent (10%) down payment on an upgraded Interval and (z) has made at least six (6) monthly payments, with at least four (4) payments being made after the date the note was modified; (iv) Borrower immediately provides Agent with notice of any such modification together with any original documentation evidencing such modification and (v) no Eligible Note Receivable is modified more than once in any twelve (12) month period or more than twice during the term of such Eligible Note Receivable.

(B) Section 3.7 shall be deleted in its entirety and replaced with:

Notwithstanding anything herein to the contrary, upon the sale by a Purchaser of an Interval, the new Purchaser of the Interval may be substituted as obligor under the Eligible Note Receivable in question, provided that: (i) said new Purchaser assumes in writing all of the obligations of the original obligor under the Eligible Note Receivable in question; (ii) the Eligible Note Receivable continues to meet all of the criteria for an Eligible Note Receivable as set forth herein and (iii) the new Purchaser has made a cash down payment equal to at least 10% of the sales price of the Interval in question or has equity in connection with an existing owned Interval which is traded in which combined with the cash paid, if any, is equivalent to at least the above-referenced ten percent (10%) down payment of the sales price of the acquired Interval.

2.04	Amendments to Section 7-Covenants.

(A) The introductory phrases to Section 7.1(h) shall be deleted in its entirety and replaced with:

So long as any portion of the Obligations remains unsatisfied, Borrower shall furnish in hard copy or by electronic transmittal, not later than five (5) days after same is due (or cause to be furnished, as the case may be) to Agent the following:

(B) Section 7.1(h)(i)(i) shall be deleted in its entirety and replaced under the monthly reporting section with:

a sales report detailing the sales of all Intervals at the Resorts for the period covered thereby and a schedule showing any and all changes to Borrower’s sales price list, both of which shall be certified by Borrower to be true, correct and complete and otherwise in a form approved by Agent which shall be required to be submitted on a monthly basis within ten (10) days of each month end,

(C) Section 7.1(h)(i)(k) shall be deleted in its entirety and replaced with the following to be furnished on a semi annual basis as of June 30 and December 31 of each calendar year:

a Certificate from the principal financial officer of Borrower which confirms that the underwriting criteria set forth on Schedule 1.1(d) to the Loan Agreement is the approved underwriting criteria for the Borrower in its sales operations and has been in full force and effect since the date of the last certification

(D) Section 7.1(x) shall be deleted in its entirety and replaced with:

Additional Loan Facility Documents, TFC Conduit and UBS Finance Facility. Borrower will comply with the terms and conditions of the CapitalSource Finance Facility, the Resort Finance Facility, the Textron Facility, the TFC Conduit Loan and the UBS Finance Facility. Nothing contained herein shall prohibit or limit Borrower’s ability to amend or modify any of the CSF Documents or any of the RFC Documents or any of the TFC Documents or any document in connection with the TFC Conduit Loan or any UBS Documents or documents evidencing any other indebtedness of Borrower, provided Borrower provides Agent with a copy of the fully executed loan or facility documents promptly within ten (10) days after execution.

(E) Section 7.1(y)(ii) shall be deleted in its entirety and replaced with:

As of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2005, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Expenses to Vacation Interval Sales as recorded on the Borrower’s financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .570 to 1. The calculation used in this covenant for compliance purposes shall be without the impact of the new GAAP requirements of SFAS 152.

(F) Section 7.2(m) shall be deleted in its entirety and replaced with:

Nothing contained herein shall prohibit or limit Borrower’s ability to amend or modify any of the CSF Documents or any of the RFC Documents or any of the TFC Documents or any of the UBS Documents or any document in connection with the TFC Conduit Loan or documents evidencing any other indebtedness of Borrower, provided Borrower provides Agent with a copy of the fully executed loan documents promptly within ten (10) days after execution.

2.05	Amendments to Section 8-Events of Default.

(A)	Section 8.1(b) shall be deleted and replaced in its entirety with:

If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to: (i) the failure to make timely payments in respect of the Loan as provided in Section 8.1(a); (ii) the failure to deliver payments made under the Pledged Notes Receivable directly to Agent as required pursuant to Section 2.3 as provided in Section 8.1(h); or (iii) violation of: (y) the financial covenants in Section 7.1(y); or (z) any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Agent, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

(B)	Section 8.1(m) shall be deleted and replaced in its entirety with:

Any default as defined in the applicable loan agreement, by Borrower (i) in the payment of any indebtedness to any lender, including any indebtedness owed under the Capital Source Finance Facility, the Resort Finance Facility, the Textron Financial Facility, the UBS Finance Facility or the Additional Credit Facility; (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder) or (iv) the acceleration by CapitalSource Finance, LLC under the CSF Documents, Resort Funding, LLC under the RFC Documents, Textron Financial Corporation under the TFC Documents, UBS Finance under the UBS Documents or the bondholders of their respective credit facilities.

2.06   Amendments to Section 12-Miscellaneous. Section 12.13 shall be deleted in its entirety.

2.07   Amendment, Addition and Substitution of Schedules. As of the First Amendment Effective Date, the form of the following Schedules shall be as stated:

(A) Schedule 1.0 to the Loan Agreement shall be deleted and the form attached hereto as Schedule 1.0 shall be utilized in lieu thereof.

(B) Schedule 1.1(d) shall be deleted and the form attached hereto as Schedule 1.1.(d) shall be utilized in lieu thereof.

(C) A new Schedule 1.1(h) shall be added to the Loan Agreement in the form attached hereto as Schedule 1.1(h) and shall be completed by Borrower prior to its addition.

2.08   Amendment and Substitution of Exhibits. As of the First Amendment Effective Date, the form of the following Exhibits to the Loan Agreement shall be as stated.

(A)
The form of Collateral Assignment of Notes Receivable and Interval Mortgages set forth as Exhibit A to the Loan Agreement shall be deleted and the form attached hereto as Exhibit A shall be utilized in lieu thereof. By Borrower’s signature to this First Amendment to Loan and Security Agreement-Receivables, Borrower agrees to utilize the form of Collateral Assignment of Notes Receivable and Interval Mortgages set forth as Exhibit A for the initial recording in any jurisdiction where prior to the date hereof Borrower has not transferred to Lender receivables collateral or recorded a prior form of such document. Borrower further agrees to utilize the form of the Supplement to the Collateral Assignment of Notes Receivable and Interval Mortgages in all jurisdictions where Borrower has previously filed a Collateral Assignment of Notes Receivable and Interval Mortgages or a First Modified Collateral Assignment of Notes Receivable and Interval Mortgages from and after the First Amendment Effective Date.

(B)
The form of Borrower Certificate and Request for Advance set forth as Exhibit D to the Loan Agreement shall be deleted and the form attached hereto as Exhibit D shall be utilized in lieu thereof. By Borrower’s signature to this First Amendment, Borrower agrees to utilize the attached Exhibit D form of the First Modified Borrower Certificate and Request for Advance from and after the First Amendment Effective Date.

(C)
The form of Officer’s Certificate set forth as Exhibit F to the Loan Agreement shall be deleted and the form attached hereto as Exhibit F shall be utilized in lieu thereof. By Borrower’s signature to this First Amendment, Borrower agrees to utilize the attached Exhibit F form of the Officer’s Certificate from and after the First Amendment Effective Date.

2.09   Amendment and Substitution of Promissory Note-Receivables. As of the First Amendment Effective Date, the Promissory Note-Receivables dated as of December 16, 2005, shall be deleted and the form of the First Modified Promissory Note-Receivables attached hereto as Exhibit E shall be utilized in lieu thereof. By Borrower’s signature to this First Amendment and the delivery to you of an originally executed First Modified Promissory Note-Receivables shall constitute our agreement to the above, Lender is authorized to mark the existing Promissory Note-Receivables, “Modified, Substituted and Replaced by a First Modified Promissory Note-Receivables dated October 6, 2006” and physically attach by staple the Promissory Note-Receivables, after being so marked to the back of the First Modified Promissory Note-Receivables.

Article 3
Conditions

3.01   Conditions to Effectiveness. The effectiveness of this First Amendment and the agreements of Lender set forth herein, are subject to the satisfaction of the following conditions precedent, all in form, scope and substance satisfactory to Lender in its sole discretion (the date on which such conditions shall have been satisfied being referred to herein as the "First Amendment Effective Date"):

(a) Lender shall have received each of the following, and, where applicable, duly executed by each party thereto, other than Lender:

(i)	This First Amendment and the First Amendment to Loan and Security Agreement-Inventory; and

(ii)	The First Modified Promissory Note-Receivables; and

(iii)	a certificate from the principal financial officer of Borrower attesting to no change to the Articles of Incorporation or By Laws of Borrower since December 16, 2005 and/or providing an updated copy of any such changes; and

(vi)	A resolution from Borrower authorizing the changes to the financing relationship with Lender as contained in this First Amendment; and

(v)
a certificate from the principal financial officer of Borrower certifying to Lender that all credit card payments derived from Collateral consisting of Notes Receivable pledged to Lender are being directed to the lockbox referenced in the Lockbox Agreement and are being accounted for and serviced under the Servicing Agreement; and

(vi)
a certificate from the principal financial officer of Borrower transmitting to Lender as attachments thereto a true and correct copy of all amendments to the CSF Documents since December 16, 2005 and also transmitting a revised and updated copy of Schedule 1.1(b) to the Loan Agreement; and

(vii)
a certificate from the principal financial officer of Borrower transmitting to Lender as attachments thereto a true and correct copy of all documents between Borrower and UBS Financial Services entered into since December 16, 2005 and also transmitting a completed Schedule 1.1(h) for attachment to and inclusion with the Loan Agreement; and

(viii)
a certificate from the principal financial officer of Borrower transmitting to Lender a certificate attesting to the full payment of all quarterly FICA and other federal and state taxes due on or prior to June 30, 2006 and attaching thereto such documentary information as Borrower deems appropriate to support the statements contained in such certificate; and

(ix)	a certificate from the principal financial officer of Borrower which acknowledges that the fee paid and referenced in the Fee Letter of December 16, 2005 was as of the date of execution of such letter fully earned and non-refundable and that no refund, rebate or credit of any portion of such fee paid or deducted by you shall be returnable or credited to Borrower’s obligations as a result or consequence of Borrower’s agreement to reduce the Commitment as herein referenced; and

(x)	a certificate from the principal financial officer of Borrower which confirms that the summary of the underwriting criteria set forth on Schedule 1.1(d) attached hereto is the approved underwriting criteria for the Borrower in its sales operations and has been in full force and effect since December 16, 2005 except for the change in the income range from “$40,000 to $55,000” to “$35,000 to $45,000” and providing a copy of the actual specific Underwriting Criteria and Guidelines adopted by and in currently in effect; and

(xi)	Borrower shall have delivered hard copy or electronic copies of the following Form 8-k as filed with the Securities and Exchange Commission:

Form 8-k dated 2/3/06, 3/7/06, 3/8/06, 3/23/06, 3/29/06, 4/7/06, 4/10/06, 5/2/06, 5/4/06 and 5/26/06; and

(xii)	All other documents Lender may request with respect to any matter relevant to this First Amendment or the transactions contemplated hereby.

(b) The representations and warranties contained herein and in the Loan Agreement and the other documents executed in connection with the Loan Agreement (herein referred to as "Loan Documents"), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(c) No Default or Event of Default shall have occurred and be continuing,.

(d) All corporate proceedings taken in connection with the transactions contemplated by this First Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.

(e) Borrower shall have paid Lender all fees, costs and expenses incurred by Lender in preparation and execution of this First Amendment and in connection with all matters referred to herein.

Article 4
Ratifications, Representations and Warranties

4.01   Ratifications. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this First Amendment the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. This First Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.

4.02   Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this First Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) Borrower's Board of Directors has authorized the execution, delivery and performance of this First Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing or exists which with the lapse or passage of time would be or become a Default or Event of Default; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (f) Borrower has not amended its Articles of Incorporation or Bylaws since December 16, 2005; (g) the execution, delivery and performance of this First Amendment and the Loan Documents executed in connection herewith by Borrower are within its powers, have been duly authorized, and do not contravene (A) its articles of incorporation or other organization documents, or (B) any applicable law; and (h) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this First Amendment or the Loan Documents executed in connection herewith, as applicable, by or against Borrower.

Article 5
Miscellaneous Provisions

5.01   Survival of Representations and Warranties. All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this First Amendment, shall survive the execution and delivery of this First Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

5.02   Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

5.03   Severability. If any term or provision of this First Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this First Amendment which shall be given effect so far as possible.

5.04   Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of Lender, all future holders of any Note and all assignees and transferees, and each of their respective successors and permitted assigns. No Borrower may assign or transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

5.05   Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This First Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 5.05, and each party to this First Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this First Amendment.

5.06   Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.07   Headings. The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

5.08   Applicable Law. THIS FIRST AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO NOTICE PROVISIONS OF THE LOAN AGREEMENT.

5.09   Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS FIRST AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS FIRST AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

5.10   Release by Borrower. By execution of this First Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the "Lender Affiliates") of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity or otherwise, asserted or unasserted which against Lender and/or Lender Affiliates, Lender as Agent or Lender in any other capacity, they ever had, now have, claim to have or may later have or which any of any Borrower's successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.

IN WITNESS WHEREOF, this First Amendment has been executed and is effective as of the date first above written.

BORROWER:
SILVERLEAF RESORTS, INC., a Texas corporation

/s/ PATRICIA K. DOREY__________	By:	/s/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr.
Title: Chief Financial Officer
STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 20th day of September, 2006 by Harry J. White, Jr., Chief Financial Officer of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

By:	/s/ KIM W. MURDOCK
Notary Public My Commission Expires:

LENDER: WELLS FARGO FOOTHILL, INC., a California corporation

________________________________	By:	/s/ JAMES P. WELSH
Name: James P. Welsh
Title: Vice President
STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 6th day of October, 2006 by James P. Welsh, VP of WELLS FARGO FOOTHILL, INC., a California corporation, on behalf of the corporation.

By:	/s/ DEANIE B. RENOUF
Commissioner of the Superior Court Notary Public My Commission Expires:

AGENT: WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

________________________________	By:	/s/ JAMES P. WELSH
Name: James P. Welsh
Title: Vice President
STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 6th day of October, 2006 by James P. Welsh, VP of WELLS FARGO FOOTHILL, INC., a California corporation, on behalf of the corporation.

By:	/s/ DEANIE B. RENOUF
Commissioner of the Superior Court Notary Public My Commission Expires:

List of Schedules and Exhibits to Agreement not Filed Herewith:
Schedule 1.0 Identification of Lenders and Their Respective Pro Rata Percentage
Schedule 1.1(d) Underwriting Guidelines and Criteria
Schedule 1.1(h) UBS Documents
Exhibit A First Modified Collateral Assignment of Notes Receivable and Interval Mortgages
Exhibit D First Modified Borrower’s Certificate and Request For Advance on Receivables Loan
Exhibit E First Modified Promissory Note-Receivables
Exhibit F Officer’s Certificate For Financial Statements
Certificate Pursuant to Section 3.01(a)(iii)
Certificate Pursuant to Section 3.01(a)(iv)
Certificate Pursuant to Section 3.01(a) (v)
Certificate Pursuant to Section 3.01(a)(vi)
Certificate Pursuant to Section 3.01(a)(vii)
Certificate Pursuant to Section 3.01(a)(viii)
Certificate Pursuant to Section 3.01(a)(ix)
Certificate Pursuant to Section 3.01(a)(x)